Exhibit 99.3

FORM OF WAIVER OF CONDITION PRECEDENT

先决条件豁免函（格式）

[●], 2026 / 2026年[●]月[●]日

Reference is made to the Share Subscription Agreement dated August 19, 2026 (the “Agreement”) by and between [NAME OF PURCHASER] (the “Purchaser”) and Lixiang Education Holding Co., Ltd. (the “Company”, and together with the Purchaser, the “Parties”). Unless otherwise defined herein, all capitalized terms used in this Waiver shall have the same meanings as those defined in the Agreement.

兹提述[买方名称]（“买方”）与丽翔教育控股有限公司（“公司”，与买方合称“各方”）于2026年8月19日签署的《股份认购协议》（“协议”）。除本豁免函另有定义外，本豁免函中使用的术语与协议中定义的术语具有相同含义。

Pursuant to Article 10.2 of the Agreement, the Parties hereby mutually agree to waive the condition precedent as set out in Article 3.1.1 of the Agreement (investment committee approval of the Purchaser). For clarity, Article 3.1.1 of the Agreement is reproduced below:

根据协议第10.2条的规定，各方特此同意豁免协议第3.1.1条所载的先决条件（买方投资委员会批准）。为明确起见，协议第3.1.1条内容摘录如下：

“3.1.1 This Subscription has been approved by Purchaser’s investment committee, as applicable.”

“3.1.1 本次认购获得买方投资委员会的批准，如适用。”

For the avoidance of doubt, save for the aforementioned above, all other provisions set forth in the Agreement shall remain unchanged and in full force and effect in accordance with the terms thereunder. Article 8 (Governing Law) of the Agreement shall apply to this Waiver mutatis mutandis.

为避免疑义，除上述事项外，协议的所有其他条款保持不变，并根据其条款继续具有完全效力。协议第8条（适用法律）应比照适用于本豁免函。

This Waiver is written in English and Chinese. In case there is any conflict between the English version and the Chinese version, the English version shall prevail. This Waiver may be executed in counterparts.

本豁免函以中英文书写。如英文版本和中文版本有任何冲突，以英文版本为准。本豁免函可签署多份副本。

[Signature Page to Follow / 以下为签署页]

IN WITNESS WHEREOF, the Parties have caused this Waiver to be executed as of the date first written above by their respective authorized representatives.

兹此为证，各方已促使其各自的授权代表于文首所载日期签署本豁免函。

LIXIANG EDUCATION HOLDING CO., LTD.
丽翔教育控股有限公司

By / 签署：
Name / 姓名：
Title / 职务：
Authorized Representative / 授权代表

[NAME OF PURCHASER] / [买方名称]

By / 签署：
Name / 姓名：
Title / 职务：
Authorized Representative / 授权代表

[Signature Page to Waiver of Condition Precedent / 《先决条件豁免函》之签署页]